EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

AFFYMETRIX AFFIRMS 2004 GUIDANCE

- Affymetrix reiterates full year revenue and earnings per share guidance -

Santa Clara, Calif. — April 21, 2004 — Affymetrix, Inc., (Nasdaq: AFFX) a leader in creating breakthrough tools that are driving the genomic revolution, today reaffirmed its financial guidance for fiscal year 2004.  The Company reiterated its previous guidance for product and product related revenue of $330 to $335 million for fiscal year 2004. Total revenue for the year, which includes Perlegen, royalties and other revenue, is projected to be $345 to $350 million. GAAP earnings per share are projected to be approximately $0.50 for fiscal year 2004, which includes the charge of $0.14 associated with the redemption of the Company’s 4.75% and 5% convertible subordinated notes.

Affymetrix’ management team will host a conference call to review its operating results for the first quarter of 2004 and to provide financial guidance for the second quarter of 2004.  A live webcast of the conference call can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (888) 737-3798, international: (706) 643-2578 on April 21 at 2:00 p.m. PT.

A replay of the conference call will be available until 5:00 p.m. PT on April 28, 2004 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291; passcode for both: 6683630#. An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution. By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve the quality of life. The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes. Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip platform, to address growing markets focused on understanding the relationship between genes and human health. Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2004, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, uncertainties relating to global economic weakness, the fluctuations in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2003 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.  CustomExpress is a trademark of Affymetrix, Inc.